UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2024

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

14155 Pine Island Drive, Jacksonville, FL		32224
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

5.02(d)

On August 20, 2024, the Board of Directors of LFTD Partners Inc. appointed Sharial Howard to fill a vacancy to serve as the ninth member of LFTD Partners Inc.'s nine-member Board of Directors, formally accepted by Ms. Howard on August 20, 2024.

Ms. Sharial Howard, 43, is a reputable, Senior Real Estate Professional with @properties Christie's International Real Estate in the Chicago/Chicagoland area where she practices residential and commercial real estate. She has a 15-year real estate law background composed of 5 years in residential real estate law and 10 years in commercial real estate law. She holds the Accredited Buyer Representative Designation and is a Certified Pricing Strategy Advisor and Certified Real Estate Negotiation Expert. She is a member of the Chicago Association of REALTORS®, Illinois REALTORS® and the National Association of REALTORS® and has been featured in CS Magazine, Crain's Chicago Business Magazine, Chicago Real Producers Magazine and N'Digo Magazine for her contributions in the real estate industry. Sharial is a proud graduate of the University of Illinois at Urbana-Champaign.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC..

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated: August 23, 2024